REPORT OF INDEPENDENT ACCOUNTANTS
                                                          Exhibit 99.4

PRICEWATERHOUSECOOPERS LLP


To the Board of Directors and
Shareholders of National City Bancshares, Inc.

In our opinion, the accompanying supplemental consolidated statements of financial position and the related supplemental consolidated statements of income, shareholders' equity and cash flows present fairly in all material respects the supplemental financial position of National City Bancshares, Inc. and its subsidiaries (the Company) at December 31, 1997 and 1996 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles. These supplemental financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these supplemental statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the supplemental financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the supplemental financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall supplemental financial statements presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

The supplemental financial statements give retroactive effect to the merger of National City Bancshares, Inc. and Subsidiaries with Trigg Bancorp, Inc. and Community First Financial, Inc. on August 31, 1998, which has been accounted for as a pooling of interests as described in note 1 and 2 to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interest methods in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of National City Bancshares, Inc. and Subsidiaries after financial statements covering the date of consummation of the business combination are issued.



Lexington, Kentucky
September 25, 1998


                         INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
National City Bancshares, Inc.
Evansville, Indiana


We have audited the accompanying supplemental consolidated statements of income, shareholders' equity, and cash flows for National City Bancshares, Inc. and subsidiaries for the year ended December 31, 1995. These supplemental financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these supplemental financial statements based on our audit. We did not audit the financial statements of Trigg Bancorp, Inc. and Community First Financial, Inc., consolidated subsidiaries, as of and for the year then ended December 31, 1995, which statements reflect total revenue constituting 7% and 8%, respectively, of the related consolidated total. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion for 1995, insofar as it relates to the amounts included for Trigg Bancorp, Inc. and Community First Financial, Inc., is based solely on the report of the other auditors.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the reports of the other auditors provide a reasonable basis for our opinion.

The supplemental consolidated financial statements give retroactive effect to the merger of National City Bancshares, Inc. and Trigg Bancorp, Inc. on August 31, 1998 and Community First Financial, Inc. on August 31, 1998, which has been accounted for as a pooling of interests as described in Note 1 to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of National City Bancshares, Inc. and subsidiaries when financial statements for periods ending on or after the date of consummation of the business combination are issued.

In our opinion, based on our audit and the report of the other auditors, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the results of their operations and their cash flows of National City Bancshares, Inc. and subsidiaries for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

Champaign, Illinois
February 5, 1998, except for the
  paragraph entitled Restatement
  in Note 1 as to which the date
  is September 25, 1998

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF FINANCIAL POSITION


(DOLLAR AMOUNTS OTHER THAN SHARE DATA IN THOUSANDS)                                                          DECEMBER 31
                                                                                                    1997                 1996
----------------------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and cash equivalents                                                                       $     47,636           $     51,917
Time deposits in banks                                                                                 3,269                  3,151
Federal funds sold                                                                                    13,939                  6,749
Securities held to maturity (fair value: $177,576 in 1996)                                                 -                175,332
Securities available for sale                                                                        342,726                169,033
Nonmarketable equity securities                                                                       13,854                  7,601
Loans - net of allowance for loan losses of $10,625 in 1997 and $9,679 in 1996                     1,110,770                992,627
Premises and equipment                                                                                35,404                 27,925
Intangible assets                                                                                     22,073                 10,572
Other assets                                                                                          23,745                 23,519
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                                                      $1,613,416             $1,468,426
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

LIABILITIES
Deposits:
   Noninterest-bearing demand                                                                    $   166,372            $   161,892
   Interest-bearing:
     Savings, daily interest checking, and money market accounts                                     403,237                382,231
     Time deposits of $100,000 or more                                                               160,190                152,846
     Other time                                                                                      496,324                462,670
-----------------------------------------------------------------------------------------------------------------------------------
         Total deposits                                                                            1,226,123              1,159,639
Short-term borrowings                                                                                 77,241                 68,207
Other borrowings                                                                                     112,537                 69,599
Dividends payable                                                                                      1,931                  1,698
Deferred income taxes                                                                                  4,751                  1,221
Other liabilities                                                                                     11,402                 10,545
-----------------------------------------------------------------------------------------------------------------------------------
   Total liabilities                                                                               1,433,985              1,310,909
-----------------------------------------------------------------------------------------------------------------------------------


COMMITMENTS, CONTINGENCIES, AND CREDIT RISK

SHAREHOLDERS' EQUITY

Common Stock - $1.00 stated value:

                                    1997                         1996
                                 ------------                 -----------
   Shares authorized              20,000,000                   20,000,000
   Shares outstanding             13,453,911                   12,947,854                             13,454                 12,948
Capital surplus                                                                                       83,295                 61,125
Retained earnings                                                                                     78,550                 83,434
Unrealized gain (loss) on securities available for sale                                                4,132                     10
-----------------------------------------------------------------------------------------------------------------------------------
   Total shareholders' equity                                                                        179,431                157,517
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                                        $1,613,416             $1,468,426
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

SEE ACCOMPANYING NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME


(DOLLAR AMOUNTS OTHER THAN SHARE DATA IN THOUSANDS)                        YEAR ENDED DECEMBER 31
                                                                  1997               1996              1995
-------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Interest and fees on loans:
   Taxable                                                     $  97,099          $  88,156           $76,879
   Tax-exempt                                                        990                749               693
Interest and dividends on securities:
   Taxable                                                        12,079             14,371            15,586
   Tax-exempt                                                      9,266              5,778             3,660
Interest on federal funds sold                                       751                737             1,159
Interest on other investments                                        214                364               697
-------------------------------------------------------------------------------------------------------------
   Total interest income                                         120,399            110,155            98,674
-------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE
Interest on deposits                                              45,418             41,980            39,574
Interest on short-term borrowings                                  3,370              2,459             1,671
Interest on other borrowings                                       5,528              3,800             1,011
-------------------------------------------------------------------------------------------------------------
   Total interest expense                                         54,316             48,239            42,256
-------------------------------------------------------------------------------------------------------------
NET INTEREST INCOME                                               66,083             61,916            56,418
Provision for loan losses                                          2,185              3,234               335
-------------------------------------------------------------------------------------------------------------
   Net interest income after provision for loan losses            63,898             58,682            56,083
-------------------------------------------------------------------------------------------------------------
NONINTEREST INCOME
Trust income                                                       1,956              1,818             1,599
Service charges on deposit accounts                                5,476              5,143             4,171
Other service charges and fees                                     2,677              2,407             1,814
Securities gains (losses)                                            798                 69               (72)
Other                                                              1,307              1,293             1,449
-------------------------------------------------------------------------------------------------------------
   Total noninterest income                                       12,214             10,730             8,961
-------------------------------------------------------------------------------------------------------------
NONINTEREST EXPENSE
Salaries, wages, and other employee benefits                      24,085             21,185            20,466
Occupancy expense                                                  2,857              2,855             2,844
Furniture and equipment expense                                    2,847              2,681             2,409
Assessments of the Federal Deposit Insurance Corporation             294                887             1,474
Other                                                             12,676             10,615             9,443
-------------------------------------------------------------------------------------------------------------
   Total noninterest expense                                      42,759             38,223            36,636
-------------------------------------------------------------------------------------------------------------
   Income before income taxes                                     33,353             31,189            28,408
Income taxes                                                       9,770              9,960             9,668
-------------------------------------------------------------------------------------------------------------
NET INCOME                                                     $  23,583            $21,229           $18,740
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
EARNINGS PER SHARE - BASIC                                     $    1.76          $    1.57           $  1.36
EARNINGS PER SHARE - DILUTED                                   $    1.74          $    1.56           $  1.36
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------


SEE ACCOMPANYING NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS


(DOLLAR AMOUNTS OTHER THAN SHARE DATA IN THOUSANDS)                                         YEAR ENDED DECEMBER 31
                                                                                      1997          1996            1995
--------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                                         $  23,583      $ 21,229       $  18,740
Adjustments to reconcile net income to net cash provided by operating activities:
  Amortization                                                                           932           707           1,348
  Depreciation                                                                         2,629         2,459           2,416
  Provision for loan losses                                                            2,185         3,234             335
  Write-down of other real estate owned                                                   99            61              69
  Securities (gains) losses                                                             (798)          (69)             72
  Originations of loans held for sale                                                (31,691)      (26,346)        (15,489)
  Proceeds from sales of loans held for sale                                          32,139        26,580          15,604
  Gain on sale of loans held for sale                                                   (448)         (234)           (115)
  (Gain) loss on sale of premises and equipment                                           20           (21)            (15)
  Loss on sale of other real estate owned                                                  -            31              39
  Gain on sale of subsidiary                                                               -             -            (206)
  Increase (decrease) in deferred taxes                                                1,009           479             167
Changes in assets and liabilities:
  (Increase) decrease in other assets                                                   (297)       (1,752)         (1,050)
  Increase (decrease) in other liabilities                                               348          (575)          2,136
--------------------------------------------------------------------------------------------------------------------------
   Net cash flows provided by operating activities                                    29,710        25,783          24,051
--------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
Net (increase) decrease in interest-bearing deposits in banks                          1,276         5,499           8,174
Proceeds from maturities of securities held to maturity                               10,799        16,931          34,817
Proceeds from maturities of securities available for sale                             80,463        83,539          49,528
Proceeds from sales of securities held to maturity                                     3,509         3,635             789
Proceeds from sales of securities available for sale                                  26,247        10,779           8,878
Proceeds from sales of nonmarketable equity securities                                   804             -               -
Purchases of securities held to maturity                                             (32,687)      (63,150)        (35,541)
Purchases of securities available for sale                                           (63,806)      (48,955)        (33,370)
Purchases of nonmarketable equity securities                                          (6,244)       (1,162)         (1,799)
(Increase) decrease in federal funds sold                                             (4,090)        6,691            (635)
(Increase) decrease in loans made to customers                                       (61,477)      (60,075)       (100,814)
Capital expenditures                                                                 (11,202)       (8,761)         (5,266)
Proceeds from sale of premises and equipment                                           2,036            26              63
Proceeds from sale of other real estate owned                                            338           260             577
Purchase of subsidiaries, net of cash and due from banks acquired                     (5,191)      (10,808)          2,661
Cash transferred to buyer in sale of subsidiary                                            -             -         (10,370)
--------------------------------------------------------------------------------------------------------------------------
   Net cash flows used in investing activities                                       (59,225)      (65,551)        (82,308)
--------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
Net increase (decrease) in deposits                                                     (903)       15,181          10,348
Net proceeds (payments) on short-term borrowings                                       9,084         6,063          26,895
Proceeds from other borrowings                                                       167,849        35,425          23,240
Payments on other borrowings                                                        (129,289)       (2,041)         (1,068)
Dividends paid                                                                        (7,664)       (6,592)         (4,458)
Repurchase of common stock                                                           (16,232)      (12,895)           (999)
Sale of common stock                                                                   1,824         1,664           1,036
Proceeds from exercise of stock options                                                  565           213               -
--------------------------------------------------------------------------------------------------------------------------
   Net cash flows provided by financing activities                                    25,234        37,018          54,994
--------------------------------------------------------------------------------------------------------------------------
Net decrease in cash and cash equivalents                                             (4,281)       (2,750)         (3,263)
Cash and cash equivalents at beginning of year                                        51,917        54,667          57,930
--------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of year                                           $  47,636      $ 51,917       $  54,667
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------


SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS ARE CONTINUED ON THE FOLLOWING PAGE.


                                                                                                 YEAR ENDED DECEMBER 31
                                                                                           1997           1996          1995
------------------------------------------------------------------------------------------------------------------------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
  Interest                                                                               $  54,285     $  47,715     $  37,804
  Income taxes                                                                               9,058        10,182         8,083

SUPPLEMENTAL DISCLOSURE OF NONCASH TRANSACTIONS
Change in allowance for unrealized gain (loss) on securities available for sale          $   6,769     $  (1,145)    $   5,784
Change in deferred taxes attributable to securities available for sale                      (2,647)          458        (2,314)
Transfer of securities held to maturity to available for sale                              193,480             -        34,987
Other real estate acquired in settlement of loans                                              425            35           958
Transfer from other real estate owned to other assets                                            -             -             7
Transfer from premises and equipment to other real estate owned                                  -             -            82

Purchase of subsidiaries:
  Purchase price                                                                         $   6,797     $  12,038     $   3,697
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
  Assets acquired:
   Cash and cash equivalents                                                             $   1,606     $   1,230     $   3,557
   Interest-bearing deposits in banks                                                        1,394         1,488           949
   Securities                                                                               16,066        22,187        11,403
   Federal funds sold                                                                        3,100           100         1,975
   Loans                                                                                    59,300        24,214        23,341
   Premises and equipment                                                                      930           364           756
   Deferred taxes                                                                               81             -             -
   Other assets                                                                             12,801         6,331         2,955
  Liabilities assumed:
   Deposits                                                                                (67,411)      (43,279)      (38,454)
   Short-term borrowings                                                                      (200)            -             -
   Other borrowings                                                                         (4,127)            -             -
   Deferred taxes payable                                                                        -             -           (55)
   Other liabilities                                                                          (794)         (597)         (288)
  Common stock issued                                                                      (15,949)            -        (2,442)
------------------------------------------------------------------------------------------------------------------------------
                                                                                         $   6,797     $  12,038     $   3,697
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
Sale of branch:
  Cash paid                                                                                      -             -     $  10,244
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
  Assets disposed:
   Cash                                                                                          -             -     $    (126)
   Loans                                                                                         -             -           (25)
   Premises and equipment                                                                        -             -           (33)
   Other assets                                                                                  -             -          (265)
  Liabilities assumed by buyer:
   Deposits                                                                                      -             -        10,856
   Other liabilities                                                                             -             -            43
  Gain on sale of branch                                                                         -             -          (206)
------------------------------------------------------------------------------------------------------------------------------
                                                                                                 -             -     $  10,244
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------


SEE ACCOMPANYING NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY


(DOLLAR AMOUNTS OTHER THAN SHARE DATA IN THOUSANDS)


For the Years Ended
December 31, 1997, 1996, and 1995                                                                                  Unrealized
                                                                                                                  Gain (Loss)
                                                                                                                on Securities
                                                      Common          Common         Capital         Retained       Available
                                                      Shares          Stock          Surplus         Earnings        For Sale
-----------------------------------------------------------------------------------------------------------------------------
Balances at December 31, 1994,
   as previously reported                            8,781,264     $     8,781     $    42,815     $    55,633     $  (2,594)
Adjusted for pooling of interests                    3,510,819           3,511           4,664          22,446          (179)
-----------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1994                        12,292,083          12,292          47,479          78,079        (2,773)
-----------------------------------------------------------------------------------------------------------------------------
Net income                                                   -               -               -          18,740             -
Cash dividends declared ($0.35 per share)                    -               -               -          (4,828)            -
Repurchase of outstanding shares                       (39,000)            (39)           (824)              -             -
Shares issued in Dividend
   Reinvestment Program                                 37,684              37             766               -             -
Change in unrealized gain (loss) on securities               -               -               -               -         3,470
Issuance of common stock related to
   acquisition of subsidiary                           111,018             111           2,331               -             -
Payment for fractional shares for merger                     -               -              (9)              -             -
Stock dividend                                         447,722             448           9,514          (9,962)            -
Payment for fractional shares for stock dividend        (1,052)             (1)            (24)              -             -
Issuance of stock under United Financial
   Bancorp, Inc. Stock Option Plan                      56,760              57             210               -             -
Amortization of stock award program                          -               -              14               -             -
-----------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1995                        12,905,215          12,905          59,457          82,029           697
-----------------------------------------------------------------------------------------------------------------------------
Net income                                                   -               -               -          21,229             -
Cash dividends declared ($0.55 per share)                    -               -               -          (7,095)            -
Repurchase of outstanding shares                      (480,207)           (480)        (12,410)              -             -
Shares issued in Dividend
   Reinvestment Program                                 60,404              60           1,606               -             -
Change in unrealized gain (loss) on securities               -               -               -               -          (687)
Issuance of common stock                                 1,603               2               4               -             -
Stock dividend                                         450,656             450          12,279         (12,729)            -
Payment of fractional shares for stock dividend           (450)              -             (13)              -             -
Exercise of stock options                               10,633              11             202               -             -
-----------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1996                        12,947,854          12,948          61,125          83,434            10
-----------------------------------------------------------------------------------------------------------------------------
Net income                                                   -               -               -          23,583             -
Cash dividends declared ($0.59 per share)                    -               -               -          (7,897)            -
Repurchase of outstanding shares                      (426,508)           (427)        (15,768)              -             -
Shares issued in Dividend
   Reinvestment Program                                 47,781              48           1,678               -             -
Change in unrealized gain (loss) on securities               -               -               -               -         4,122
Issuance of common stock related to
   acquisition of subsidiary                           375,000             375          15,574               -             -
Issuance of common stock                                 9,236               9              76               -             -
Payment for fractional shares for merger                   (84)              -              (3)              -             -
Stock dividend                                         472,866             473          20,097         (20,570)            -
Payment of fractional shares for stock dividend           (458)              -             (21)              -             -
Exercise of stock options                               28,224              28             537               -             -
-----------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1997                        13,453,911     $    13,454     $    83,295     $    78,550     $   4,132
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------


SEE ACCOMPANYING NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS OTHER THAN SHARE DATA IN THOUSANDS)


NOTE 1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS
National City Bancshares, Inc. (Corporation) is a bank holding company whose subsidiaries provide a full range of banking services to individual and corporate customers through its wholly-owned bank subsidiaries located in Southwestern Indiana, Southeastern Illinois, and Kentucky. The subsidiary banks are subject to competition from other financial institutions and nonfinancial institutions providing financial products. Additionally, the Corporation and its subsidiaries are subject to the regulations of certain regulatory agencies and undergo periodic examinations by those regulatory agencies.

The supplemental consolidated financial statements of the Corporation have been prepared in conformity with generally accepted accounting principles and conform to predominate practice within the banking industry.

Following is a description of the more significant of these policies.

BASIS OF CONSOLIDATION
The accompanying supplemental consolidated financial statements include the accounts of the Corporation and its wholly-owned subsidiaries: The National City Bank of Evansville, The Peoples National Bank of Grayville, First Kentucky Bank, Lincolnland Bank, The Bank of Mitchell, Pike County Bank, White County Bank, Alliance Bank, The First National Bank of Wayne City, First Federal Savings Bank of Leitchfield, First National Bank of Bridgeport, First Bank of Huntingburg, Illinois One Bank, Trigg County Farmers Bank, Community First Bank, N.A., Community First Bank of Kentucky, NCBE Leasing Corp., and Twenty-One Southeast Third Corporation. All significant intercompany transactions and balances have been eliminated.

The Corporation and its subsidiaries utilize the accrual basis of accounting for major items.

In preparing the consolidated financial statements, management is required to make estimates and assumptions which significantly affect the amounts reported in the consolidated financial statements. Significant estimates which are particularly susceptible to change in a short period of time include the determination of the allowance for loan losses and valuation of real estate and other properties acquired in connection with foreclosures or in satisfaction of amounts due from borrowers on loans. Actual results could differ from those estimates.

RESTATEMENT
The supplemental consolidated financial statements give retroactive effect to the Trigg and Community First transactions on August 31, 1998. Generally accepted accounting principles proscribe giving effect to consummated business combinations accounted for by the pooling of interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of the Corporation after financial statements covering the date of consummation of the business combination are issued. The supplemental consolidated statements of financial condition, income, shareholders' equity, and cash flows are presented as if the combining companies had been consolidated for all periods presented. As required by generally accepted accounting principles, the consolidated statements of shareholders' equity reflect the accounts of the Company as if the appropriate amount of common stock issued in the Trigg and Community First acquisitions was outstanding effective January 1, 1995, the earliest date reported upon in the Consolidated Financial Statements.

CASH FLOWS
For purposes of reporting cash flows, cash and cash equivalents includes cash on hand, amounts due from banks, and short-term money market investments. Interest-bearing deposits in banks, regardless of maturity, are considered short-term investments.

TRUST ASSETS
Property held for customers in fiduciary or agency capacities, other than trust cash on deposit at the banks, is not included in the accompanying consolidated financial statements since such items are not assets of the Corporation or its subsidiaries.

SECURITIES
Securities classified as held to maturity are those securities the Corporation has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs, or changes in general economic conditions. These securities are carried at cost adjusted for amortization of premium and accretion of discount, computed by the interest method over their contractual lives.

Securities classified as available for sale are those debt securities that the Corporation intends to hold for an indefinite period of time, but not necessarily to maturity, and marketable equity securities. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors. Securities available for sale are carried at fair value. Unrealized gains or losses are reported as increases or decreases in shareholders' equity, net of the related deferred tax effect. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included as a component of net income.

Nonmarketable equity securities are carried at cost as there is no readily determinable fair value.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS,
CONTINUED
(DOLLAR AMOUNTS OTHER THAN SHARE DATA IN THOUSANDS)


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

LOANS
Loans are stated at the principal amount outstanding, less unearned interest income and an allowance for loan losses. Unearned income on installment loans is recognized as income based on the sum-of-the-months digits method which approximates the interest method. Interest income on substantially all other loans is credited to income based on the principal balances of loans outstanding.

The Corporation's policy is to discontinue the accrual of interest income on any loan when, in the opinion of management, there is reasonable doubt as to the timely collectibility of interest or principal. Upon discontinuance of interest accrual, unpaid accrued interest is reversed. Interest income on these loans is recognized to the extent interest payments are received and the principal is considered fully collectible. Nonaccrual loans are returned to accrual status when, in the opinion of management, the financial position of the borrower indicates there is no longer any reasonable doubt as to the timely collectibility of interest and principal.

ALLOWANCE FOR LOAN LOSSES
The allowance for loan losses is maintained at a level believed adequate by management to provide for known and inherent risks in the loan portfolio. The allowance is based upon a continuing evaluation of the risk characteristics of the loan portfolios, past loan loss experience, and current economic conditions. The continuing review considers such factors as the financial condition of the borrower, fair market value of the collateral, and other considerations which, in management's opinion, deserve current recognition in estimating loan losses. Loans which are deemed to be uncollectible are charged to the allowance. The provision for loan losses and recoveries are credited to the allowance.

Loans are considered impaired when, based on current information and events, it is probable the Corporation will not be able to collect all amounts due. The portion of the allowance for loan losses applicable to impaired loans has been computed based on the present value of the estimated future cash flows of interest and principal discounted at the loan's effective interest rate or on the fair value of the collateral for collateral dependent loans. The entire change in present value of expected cash flows of impaired loans or of collateral value is reported as bad debt expense in the same manner in which impairment initially was recognized or as a reduction in the amount of bad debt expense that otherwise would be reported.

PREMISES AND EQUIPMENT
Premises and equipment are carried at cost less accumulated depreciation. Provisions for depreciation are charged to operating expense over the useful lives of the assets, computed principally by the straight-line method.

INTANGIBLE ASSETS
Costs in excess of fair value of net assets acquired consist primarily of goodwill and core deposit intangibles. Goodwill is amortized to expense over varying periods up to 25 years using the straight-line method. Core deposit intangibles are amortized over 7 years using the straight-line method. Amortization for the years ended December 31, 1997, 1996, and 1995, was $1,106, $584, and $466, respectively. Intangible assets are reviewed for possible impairment when events or changed circumstances may affect the underlying basis of the assets.

INCOME TAXES
The Corporation and its subsidiaries file a consolidated Federal income tax return with each organization computing its taxes on a separate company basis. The provision for income taxes is based on income as reported in the financial statements. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future. The deferred tax assets and liabilities are computed based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to an amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

ACCOUNTING FOR POSTRETIREMENT BENEFITS OTHER THAN PENSION
The Corporation is recognizing the transition obligation using the straight-line method over the plan participants' average future service period of twenty years. Management does not expect this obligation to increase.

REPORTING COMPREHENSIVE INCOME
Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income" (FAS 130), was issued in June 1997 by the Financial Accounting Standards Board. The standard establishes reporting of comprehensive income for general purpose financial statements. Comprehensive income is defined as the change in equity of a business enterprise during a period and all other events and circumstances from nonowner sources. The Standard is effective for financial statement periods beginning after December 15, 1997. The Corporation does not believe the adoption of the Standard will have a material impact on the consolidated financial statements.

DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION
Statement of Financial Accounting Standard No. 131, "Disclosures about Segments of an Enterprise and Related Information" (FAS 131), was issued in June 1997 by the Financial Accounting Standards Board. The standard requires the Corporation to disclose the factors used to identify reportable segments including the basis of organization, differences in products and services, geographic areas, and regulatory environments. FAS 131 additionally requires financial results to be reported in the financial statements for each reportable segment. The Standard is effective for financial statement periods beginning after December 15, 1997.

The Corporation does not believe the adoption of the Standard will have a material impact on the consolidated financial statements.

ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

On June 15, 1998, the FASB issued FAS No. 133 (FAS 133), "Accounting for Derivative Instruments and Hedging Activities." FAS 133 established a new model for accounting for derivatives and hedging activities and supersedes and amends a number of existing standards. FAS 133 is effective for fiscal years beginning after June 15, 1999, but earlier application is permitted as of the beginning of any fiscal quarters subsequent to June 15, 1998. Upon the statement's initial application, all derivatives are required to be recognized in the statement of financial position as either assets or liabilities and measured at fair value. In addition, all hedging relationships must be designated, reassessed, and documented pursuant to the provisions of FAS 133. Adoption of FAS 133 is not expected to have a material financial statement impact on the Corporation.

RECLASSIFICATIONS

Certain reclassifications have been made to the balances as of and for the years ended December 31, 1996 and 1995, to be consistent with classifications adopted for 1997.

NOTE 2.    BUSINESS COMBINATIONS

On March 1, 1997, the Corporation acquired First Federal Savings Bank of Leitchfield, a $43,000 savings bank located in Leitchfield, Kentucky. This acquisition was accounted for as a purchase, and results of operations of First Federal Savings Bank of Leitchfield since the acquisition have been included in the financial statements. The excess of the acquisition cost over the fair value of net assets acquired in the amount of $2,807 will be amortized over 25 years using the straight-line method.

On August 1, 1997, the Corporation acquired Bridgeport Bancorp, Inc., the parent company of First National Bank of Bridgeport, with total assets of $39,382 located in Bridgeport, Illinois. This acquisition was accounted for as a purchase, and the results of operations since the acquisition have been included in the financial statements. The excess of the acquisition cost over fair value of net assets acquired in the amount of $9,377 will be amortized over 25 years using the straight-line method.

The table below presents pro forma combined results of operations for the Corporation, First Federal Savings Bank of Leitchfield, and First National Bank of Bridgeport, for the years ended December 31:

                                          1997                  1996
-----------------------------------------------------------------------
Net interest income                     $ 111,946            $ 106,100
Net income                                 23,749               21,467
Earnings per share - Basic                   1.77                 1.58
Earnings per share - Diluted                 1.75                 1.58


On December 31, 1997, the Corporation issued 794,994 shares of common stock for all of the common stock of First Fourth Bancorp, the parent company of First Bank of Huntingburg, Huntingburg, Indiana, with total assets of $108,077 and total equity of $12,917. The combination was accounted for as a pooling of interests. Accordingly, the Corporation's financial statements have been retroactively restated to include the accounts and operations of First Fourth Bancorp for all periods presented. Certain reclassifications have been made to First Fourth Bancorp's historical financial statements to conform to the Corporation's presentation.

On May 29, 1998, the Corporation issued 572,737 shares of common stock for all of the common stock of Illinois One Bancorp, Inc., the parent company of Illinois One Bank, National Association, Shawneetown, Illinois. As of December 31, 1997, Illinois One Bank had assets of $88,069 and equity of $9,872. The combination was accounted for as a pooling of interests. Accordingly, the Corporation's financial statements have been retroactively restated to include the accounts and operations of Illinois One Bank for all periods presented. Certain reclassifications have been made to Illinois One's historical financial statements to conform to the Corporation's presentation.

On August 31, 1998, the Corporation issued 736,278 shares of common stock for all of the common stock of Trigg Bancorp, the parent company of Trigg County Farmers Bank, Cadiz, Kentucky. As of December 31, 1997, Trigg County Farmers Bank had assets of $96,379 and equity of $8,532. The combination was accounted for as a pooling of interests. Accordingly, the Corporation's financial statements have been retroactively restated to include the accounts and operations of Trigg Bancorp for all periods presented. Certain reclassifications have been made to Trigg Bancorp's historical financial statements to conform to the Corporation's presentation.

On August 31, 1998, the Corporation issued 1,432,202 shares of common stock for all of the common stock of Community First Financial, Inc., the parent company of Community First Bank, N.A., Maysville, Kentucky and Community First Bank of Kentucky, Warsaw, Kentucky. As of December 31, 1997, the two banks had assets of $130,559 and equity of $14,135. The combination was accounted for as a pooling of interests. Accordingly, the Corporation's financial statements have been retroactively restated to include the accounts and operations of Community First Financial, Inc. Certain reclassifications have been made to Community First's historical financial statements to conform to the Corporation's presentation.

Assets, loans, deposits, interest income, net interest income, and net income of the Corporation (NCBE), First Fourth Bancorp (FFB), Illinois One Bancorp (IOB), Trigg Bancorp (Trigg), and Community First Financial, Inc. (CFF) for the periods prior to the acquisition are shown in the table below. Due to elimination of intercompany transactions, the historical data may not aggregate to the consolidated amounts.

                                                                                                                    NCBE
                                     NCBE          FFB               IOB             Trigg           CCF         Consolidated
-----------------------------------------------------------------------------------------------------------------------------
DECEMBER 31, 1997:
  Loans, net of unearned income   $  832,701     $   83,655      $   48,907       $   52,960      $  103,172      $1,121,395
  Deposits                           870,825         93,485          76,388           72,452         113,237       1,226,123
  Assets                           1,193,697        108,109          88,069           96,379         130,708       1,613,416

December 31, 1996:
  Loans, net of unearned income   $  723,308     $   77,314      $   47,461       $   56,137      $   98,086      $1,002,306
  Deposits                           825,371         87,995          68,157           70,023         108,109       1,159,639
  Assets                           1,069,086        103,239          79,233           91,946         125,190       1,468,426

YEAR ENDED DECEMBER 31, 1997:
  Interest income                 $   87,253     $    8,392      $    6,045       $    7,593      $   11,133      $  120,399
  Interest expense                    39,977          3,673           2,617            3,807           4,259          54,316
  Net interest income                 47,276          4,719           3,428            3,786           6,874          66,083
  Provision for loan losses            1,711            180             180              112               2           2,185
  Net income                          17,119          1,232             951            1,395           2,886          23,583
  Earnings per share-Basic              1.73           1.55            1.66             1.89            2.02            1.76
  Earnings per share-Diluted            1.71           1.55            1.66             1.89            2.00            1.74

Year ended December 31, 1996:
  Interest income                 $   78,640     $    7,909      $    5,728       $    7,517      $   10,361      $  110,155
  Interest expense                    24,499          3,444           2,499            3,641           4,156          48,239
  Net interest income                 44,141          4,465           3,229            3,876           6,205          61,916
  Provision for loan losses            2,491            213             148              231             151           3,234
  Net income                          15,246          1,250           1,099            1,260           2,374          21,229
  Earnings per share-Basic              1.59           1.57            1.92             1.71            1.66            1.57
  Earnings per share-Diluted            1.59           1.57            1.92             1.71            1.65            1.56

Year ended December 31, 1995:
  Interest income                 $   71,215     $    7,629      $    5,226       $    6,497      $    8,107      $   98,674
  Interest expense                    31,048          3,363           2,057            2,892           2,896          42,256
  Net interest income                 40,167          4,266           3,169            3,605           5,211          56,418
  Provision for loan losses              294            105            (124)              15              45             335
  Net income                          13,115          1,284            1075            1,104           2,162          18,740
  Earnings per share-Basic              1.34           1.62            1.88             1.50            1.51            1.36
  Earnings per share-Diluted            1.34           1.62            1.88             1.50            1.50            1.36


NOTE 3.    EARNINGS PER SHARE

In 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings per Share." Statement 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants, and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented, and where appropriate, restated to conform to the Statement 128 requirements.

Basic earnings per share is computed by dividing net income for the year by the weighted average number of shares outstanding.

Diluted earnings per share is determined by dividing net income for the year by the weighted average number of shares of common stock and common stock equivalents outstanding. Common stock equivalents assume exercise of stock options and use of proceeds to purchase treasury stock at the average market price for the period.

The following provides a reconciliation of basic and diluted earnings per share.

                                                   1997            1996            1995
---------------------------------------------------------------------------------------
Net income                                  $    23,583     $    21,229     $    18,740
Weighted average shares outstanding
     Basic                                   13,393,573      13,561,441      13,818,720
     Diluted                                 13,556,688      13,573,403      13,826,513
EARNINGS PER SHARE-BASIC                    $      1.76     $      1.57     $      1.36
     Effect of stock options                      (0.02)          (0.01)              -
---------------------------------------------------------------------------------------
EARNINGS PER SHARE-DILUTED                  $      1.74     $      1.56     $      1.36
---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------

NOTE 4.    CASH AND DUE FROM BANKS

Aggregate cash and due from bank balances of $11,032 and $9,178 as of December 31, 1997 and 1996, respectively, were maintained in satisfaction of statutory reserve requirements of the Federal Reserve Bank of St. Louis.

NOTE 5.    SECURITIES

Amortized cost and fair value of debt securities classified as held to maturity are as follows:

                                                As of December 31, 1996
----------------------------------------------------------------------------------
                                                   Gross        Gross
                                  Amortized   Unrealized   Unrealized         Fair
                                       Cost        Gains       Losses        Value
----------------------------------------------------------------------------------
U.S. Government and
  agency securities                $ 29,468       $  241         $  8     $ 29,701
Taxable municipals                    2,775           56           17        2,814
Tax-exempt municipals               123,830        2,494          770      125,554
Corporate securities                 11,161           87           13       11,235
Mortgage-backed securities            8,098          194           20        8,272
----------------------------------------------------------------------------------
  Total                            $175,332       $3,072         $828     $177,576
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS,
CONTINUED
(DOLLAR AMOUNTS OTHER THAN SHARE DATA IN THOUSANDS)


NOTE 5.  SECURITIES, CONTINUED

Amortized cost and fair value of securities classified as available for sale are as follows:

                                      AS OF DECEMBER 31, 1997
------------------------------------------------------------------------
                                            GROSS       GROSS
                            AMORTIZED  UNREALIZED  UNREALIZED       FAIR
                                 COST       GAINS      LOSSES      VALUE
------------------------------------------------------------------------
U.S. GOVERNMENT AND
  AGENCY SECURITIES          $ 71,161      $  329        $ 99   $ 71,391
TAXABLE MUNICIPALS              3,663          65           1      3,727
TAX-EXEMPT MUNICIPALS         184,000       6,571         127    190,444
CORPORATE SECURITIES            9,213          16          17      9,212
MORTGAGE-BACKED SECURITIES     66,497         359         288     66,568
------------------------------------------------------------------------
   SUBTOTAL                   334,534       7,340         532    341,342
EQUITY SECURITIES               1,465          66         147      1,384
------------------------------------------------------------------------
   TOTAL                     $335,999      $7,406        $679   $342,726
------------------------------------------------------------------------
------------------------------------------------------------------------

                                      As of December 31, 1996
------------------------------------------------------------------------
                                            Gross       Gross
                            Amortized  Unrealized  Unrealized       Fair
                                 Cost       Gains      Losses      Value
------------------------------------------------------------------------
U.S. Government and
  agency securities          $ 77,739      $  471      $  472   $ 77,738
Taxable municipals                 --          --          --         --
Tax-exempt municipals          13,916         343          24     14,235
Corporate securities            5,421           7          45      5,383
Mortgage-backed securities     70,287         428         469     70,246
------------------------------------------------------------------------
   Subtotal                   167,363       1,249       1,010    167,602
Equity Securities               1,654           1         224      1,431
------------------------------------------------------------------------
   Total                     $169,017      $1,250      $1,234   $169,033
------------------------------------------------------------------------
------------------------------------------------------------------------

The amortized cost and fair value of the securities as of December 31, 1997, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities in mortgage-backed securities, because certain mortgages may be called or prepaid without penalties. Therefore, these securities are not included in the maturity categories in the following maturity schedules:

MATURITY SCHEDULE OF DEBT SECURITIES AVAILABLE FOR SALE:


December 31, 1997            Amortized Cost      Fair Value
-----------------------------------------------------------
Less than 1 year                  $ 55,137         $ 55,228
1 year to 5 years                   66,576           67,707
5 years to 10 years                 54,965           56,797
Over 10 years                       91,359           95,042
Mortgage-backed securities          66,497           66,568
-----------------------------------------------------------
   Total                          $334,534         $341,342
-----------------------------------------------------------
-----------------------------------------------------------

Securities gains and (losses) are summarized as follows:

                             1997      1996      1995
-------------------------------------------------------
Gross realized gains         $860      $163     $  39
Gross realized losses         (62)      (94)     (111)
-------------------------------------------------------
   Total                     $798      $ 69     $ (72)
-------------------------------------------------------
-------------------------------------------------------

As of December 31, 1997 and 1996, the carrying value of securities pledged as collateral for public deposits and for other purposes as required or permitted by law were $107,906 and $80,275, respectively.

During 1995, the Financial Accounting Standards Board decided to allow all enterprises to make a one-time reassessment of the classification of securities made under FAS 115, "Accounting for Certain Investments in Debt and Equity Securities". The Corporation transferred debt securities with an amortized cost of $34,987 from held-to-maturity classification to the available-for-sale classification and recorded, as a component of equity, an unrealized gain of $205, net of $128 of deferred taxes.

On March 31, 1997, the Corporation transferred $193,480 of securities classified as held to maturity to the available for sale category and recorded, as a component of equity, an unrealized gain of $160, net of $98 of deferred taxes. In accordance with the requirements of Statement of Financial Accounting Standards No. 115, these securities are now accounted for at fair value, and any unrealized gain or loss net of deferred tax effect is reflected as a separate component of shareholders' equity.

NOTE 6.  LOANS

A summary of loans as of December 31 follows:

                                          1997           1996
-------------------------------------------------------------
Real estate loans                   $  645,580     $  564,858
Agricultural loans                      43,748         43,241
Commercial and industrial loans        230,814        206,679
Economic development loans and
  other obligations of state and
  political subdivisions                15,492         11,946
Consumer loans                         166,818        161,782
Direct lease financing                  13,146         12,336
Leveraged leases                         4,661             --
All other loans                          1,959          2,245
-------------------------------------------------------------
   Total loans - gross               1,122,218      1,003,087
Unearned income on loans                  (823)          (781)
-------------------------------------------------------------
   Total loans - net of
     unearned income                 1,121,395      1,002,306
Allowance for loan losses              (10,625)        (9,679)
-------------------------------------------------------------
   Total loans - net                $1,110,770     $  992,627
-------------------------------------------------------------
-------------------------------------------------------------

The following table presents data on impaired loans at December 31, 1997, 1996, and 1995.

                                           1997     1996     1995
-----------------------------------------------------------------
Impaired loans for which there is a
  related allowance for loan losses      $3,671   $4,053   $4,235

Impaired loans for which there is no
  related allowance for loan losses       2,550    1,523      874
-----------------------------------------------------------------
   Total impaired loans                  $6,221   $5,576   $5,109
-----------------------------------------------------------------
-----------------------------------------------------------------
Allowance for loan losses for
  impaired loans included in the
  allowance for loan losses              $1,054   $  741   $  900

Average recorded investment in
  impaired loans                          5,719    6,594    5,087

Interest income recognized from
  impaired loans                            256      376      204

Cash basis interest income
  recognized from impaired loans            138       52       62

The amount of loans serviced by the Corporation for the benefit of others is not included in the accompanying Consolidated Statements of Financial Position. The amount of unpaid principal balances of these loans were $114,035 and $98,118 as of December 31, 1997 and 1996, respectively.

The Corporation has granted a blanket collateral agreement on qualified mortgage loans to secure advances from Federal Home Loan Banks.

In the normal course of business, the subsidiary banks make loans to their executive officers and directors, and to companies and individuals affiliated with officers and directors of the banks and the Corporation. In the opinion of management, these loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties. The activity in these loans during 1997 is as follows:

Balance as of January 1, 1997        $ 29,019
New loans                              49,305
Repayments                            (47,215)
----------------------------------------------
   Balance as of December 31, 1997   $ 31,109
----------------------------------------------
----------------------------------------------

NOTE 7.  LEASE FINANCING

The Corporation's leasing operations include both direct financing and leveraged leasing. The direct financing leasing activity involves the leasing of various types of office, data processing, and transportation equipment. These equipment leases have lives of three to seven years.

Under the direct financing method of accounting for leases, the total net rentals receivable under the lease contracts, initial direct costs (net of fees), and the estimated unguaranteed residual value of the leased equipment, net of unearned income, are recorded as a net investment in direct financing leases, and the unearned income on each lease is recognized each month at a constant periodic rate of return on the unrecovered investment.

The composition of the net investment in direct lease financing at December 31, 1997 is as follows:

Total minimum lease payments to be received                  $16,050
Less: estimated executory costs (property taxes, insurance,
  and maintenance), including profit thereon, included in
  the total minimum lease payments                                 -
--------------------------------------------------------------------
Minimum lease payments receivable                             16,050
Add estimated residual values of leased equipment              2,800
Add initial direct costs                                          63
(Deduct) unearned lease income                                (5,767)
--------------------------------------------------------------------
   Net investment in direct lease financing                  $13,146
--------------------------------------------------------------------
--------------------------------------------------------------------

At December 31, 1997, the minimum future lease payments due under the direct financing leases are as follows:

1997                                    $ 2,661
1998                                      2,413
1999                                      1,961
2000                                      1,597
2001                                      1,315
Thereafter                                6,103
-----------------------------------------------
   Total minimum future lease payments  $16,050
-----------------------------------------------
-----------------------------------------------

In 1997, the Corporation's leasing subsidiary, entered into two leveraged leases with a regional air carrier for aircraft, which have an estimated economic life of 23 years, were leased for a term of 16.5 years. The equity investment in the aircraft represented 22% of the purchase price; the remaining 88% was furnished by third-party financing in the form of long-term debt with no recourse against the lessor and is secured by a first lien on the aircraft. At the end of the lease term, the aircraft will be turned back to the lessor. The residual value at that time is estimated to be 32% of the cost. For federal income tax purposes, the lessor receives the benefit of tax deductions for depreciation on the entire leased asset and for the interest on the long-term debt. Since during the early years of the lease those deductions exceed the lease rental income, excess deductions are available to offset other taxable income. In the later years of the lease, rental income will exceed the deductions which will increase taxable income. Deferred taxes are provided to reflect this reversal of tax deductions. The net investment in leveraged leases at December 31, 1997, are composed of the following elements:

Rentals receivable (net of principal and interest
  on nonrecourse debt)                                  $1,841
Estimated residual value of leased assets                5,722
Less: unearned and deferred income                       2,902
--------------------------------------------------------------
Investment in leveraged lease                            4,661
Less: deferred taxes arising from leveraged leases       1,011
--------------------------------------------------------------
Net investment in leveraged leases                      $3,650
--------------------------------------------------------------
--------------------------------------------------------------

NOTE 8.  ALLOWANCE FOR LOAN LOSSES

Changes in the allowance for loan losses were as follows during the three years ended December 31:

                                        1997       1996       1995
------------------------------------------------------------------
Balance at beginning of year         $ 9,679    $ 8,400    $ 8,074
Allowance associated with
acquisitions                             516        379        140
Provision charged to operations        2,185      3,234        335
Recoveries credited to allowance       1,072        736        909
Loans charged to allowance            (2,827)    (3,070)    (1,058)
-------------------------------------------------------------------
   Balance at end of year            $10,625    $ 9,679    $ 8,400
-------------------------------------------------------------------
-------------------------------------------------------------------

NOTE 9.  PREMISES AND EQUIPMENT

Premises and equipment as of December 31 consist of:

                                         1997      1996
-------------------------------------------------------
Land                                  $ 3,098   $ 2,964
Buildings                              27,123    23,845
Equipment                              19,803    18,331
Leasehold improvements                  2,081     1,216
Construction in progress                8,169     5,372
-------------------------------------------------------
   Total cost                          60,274    51,728
Less accumulated depreciation          24,870    23,803
-------------------------------------------------------
   Net premises and equipment         $35,404   $27,925
-------------------------------------------------------
-------------------------------------------------------

Construction in progress included capitalized interest of $371 and $105 as of December 31, 1997 and 1996, respectively.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS,
CONTINUED
(DOLLAR AMOUNTS OTHER THAN SHARE DATA IN THOUSANDS)

NOTE 10. DEPOSITS

As of December 31, 1997, the scheduled maturities of time deposits are as follows:

1998                              $481,494
1999                               101,127
2000                                40,711
2001                                 9,943
2002 and thereafter                 23,239
------------------------------------------
  Total                           $656,514
------------------------------------------
------------------------------------------

NOTE 11. INCOME TAXES

The components of income tax expense for the years ended December 31 follows:

                                   1997        1996        1995
---------------------------------------------------------------
Federal:
  Current                        $7,227      $7,954      $7,850
  Deferred                          723         210         122
---------------------------------------------------------------
    Total                         7,950       8,164       7,972
---------------------------------------------------------------

State:
  Current                         1,564       1,657       1,665
  Deferred                          256         139          31
---------------------------------------------------------------
    Total                         1,820       1,796       1,696
---------------------------------------------------------------
      Total income taxes         $9,770      $9,960      $9,668
---------------------------------------------------------------
---------------------------------------------------------------

The portion of the tax provision relating to realized security gains and losses amounted to $271, $23, and $(24) for 1997, 1996, and 1995, respectively.

A reconciliation of income taxes in the statement of income, with the amount computed by applying the statutory rate of 35%, is as follows:

                                      1997       1996       1995
----------------------------------------------------------------
Federal income tax computed
  at the statutory rates           $11,642    $10,885    $ 9,886
Adjusted for effect of:
  Nontaxable municipal interest     (3,211)    (2,309)    (1,542)
  Nondeductible expenses               436        525        365
State income taxes, net of
  federal tax benefit                1,178      1,152      1,105
Benefit of income taxed at
  lower rates                         (143)      (136)      (131)
Change in deferred tax asset
  valuation allowance                  (80)        52        (25)
Other differences                      (52)      (209)        10
----------------------------------------------------------------
   Total income taxes              $ 9,770    $ 9,960    $ 9,668
----------------------------------------------------------------
----------------------------------------------------------------

The net deferred tax asset (liability) in the accompanying balance sheet includes the following amounts of deferred tax assets and liabilities:

                                                 1997        1996
-----------------------------------------------------------------
Deferred tax liability                        $(7,978)    $(3,688)
Deferred tax asset                              3,675       2,995
Valuation allowance for deferred
  tax assets                                     (448)       (528)
-----------------------------------------------------------------
   Net deferred tax asset (liability)         $(4,751)    $(1,221)
-----------------------------------------------------------------
-----------------------------------------------------------------

The tax effects of principal temporary differences are shown in the following table:

                                                 1997         1996
------------------------------------------------------------------
Allowance for loan losses                     $ 2,855      $ 2,355
Property acquired in settlement of loans           --           35
Direct financing and leveraged leases             364           55
Prepaid pension costs                            (892)      (1,375)
Premises and equipment                         (4,388)      (2,222)
Unrealized gain (loss) on securities
  available for sale                           (2,626)          (6)
State net operating loss carryforwards            448          528
Other                                             (64)         (63)
------------------------------------------------------------------
   Net temporary differences                   (4,303)        (693)
Valuation allowance                              (448)        (528)
------------------------------------------------------------------
   Net deferred tax asset (liability)         $(4,751)     $(1,221)
------------------------------------------------------------------
------------------------------------------------------------------

NOTE 12. SHORT-TERM BORROWINGS

Information concerning short-term borrowings as of the years ended December 31 were as follows:

                                          1997         1996
------------------------------------------------------------
Federal funds purchased:
Average amount outstanding             $43,058      $27,167
Maximum amount at any month end         71,775       58,155
Weighted average interest rate:
  During year                             5.66%        5.46%
  End of year                             6.74%        6.65%

Securities sold under agreements
to repurchase:
Average amount outstanding             $16,292      $18,059
Maximum amount at any month end         26,726       28,871
Weighted average interest rate:
  During year                             4.04%        4.37%
  End of year                             3.51%        3.72%

Notes payable U.S. Treasury:
Average amount outstanding             $ 2,064      $ 1,378
Maximum amount at any month end          5,916        3,270
Weighted average interest rate:
  During year                             5.36%        5.17%
  End of year                             5.25%        5.15%

NOTE 13.  OTHER BORROWINGS

Other borrowings at December 31 consist of the following:

                                                                1997     1996
-------------------------------------------------------------------------------
Federal Home Loan Bank advances:
  Due January 2, 1997, 7.15%                                  $     --  $ 1,500
  Due May 25, 1997, 6.33%                                     $     --    3,000
  Due December 1, 1997, 5.30%                                 $     --       76
  Due January 2, 1998, 6.37%                                    21,200       --
  Due January 7, 1998, 5.76%                                     5,000       --
  Due January 20, 1998, 5.16%                                    5,000    5,000
  Due February 20, 1998, 5.80%                                     250       --
  Due June 1, 1998, 6.02%                                       10,000   10,000
  Due February 1, 1999, 5.23%                                    5,000    5,000
  Due August 6, 1999, 6.03%                                      4,000       --
  Due November 1, 1999, 5.95%                                    6,000       --
  Due July 25, 2000, 7.64%                                       3,000       --
  Due November 1, 2000, 6.80%                                      411      431
  Due February 4, 2002, 7.64%                                    2,000    2,000
  Due June 1, 2002, 7.15%                                          224      298
  Due October 30, 2002, 6.14%                                    6,000       --
  Due June 1, 2003, 5.30%                                            7        8
  Due June 1, 2003, 5.40%                                           40       46
  Due June 1, 2003, 5.55%                                           69       80
  Due September 1, 2003, 5.40%                                     489      561
  Due September 1, 2003, 5.30%                                     473      543
  Due February 1, 2004, 5.50%                                      336      381
  Due March 1, 2004, 5.95%                                         343      387
  Due March 1, 2004, 5.85%                                         342      387
  Due April 1, 2004, 6.45%                                         349      393
  Due August 1, 2004, 6.05%                                        362      374
  Due September 1, 2004, 6.60%                                     109      116
  Due October 1, 2004, 6.55%                                        17       19
  Due June 1, 2005, 7.35%                                          735      886
  Due August 1, 2005, 6.90%                                        744      897
  Due September 1, 2005, 7.05%                                     939    1,130
  Due January 1, 2006, 6.35%                                       636      694
  Due September 1, 2006, 7.10%                                   4,113    4,884
  Due February 1, 2007, 120-MO. LIBOR                            2,400       --
  Due May 1, 2007, 120-MO. LIBOR                                   600       --
  Due June 1, 2007, 7.25%                                          635      760
  Due November 1, 2007, 6.70%                                      317      339
  Due December 1, 2007, 6.65%                                       16       17
  Due December 1, 2007, 6.75%                                      211      226
  Due January 1, 2008, 6.20%                                       116       --
  Due April 1, 2008, 6.30%                                         184      197
  Due July 1, 2009, 6.25%                                           --      268
  Due September 1, 2009, 6.25%                                      85       90
  Due October 1, 2009, 6.25%                                        --      502
  Due March 1, 2010, 6.25%                                          39       42
  Due October 1, 2009, 8.20%                                        70       73
  Due September 1, 2010, 7.25%                                     619      711
  Due April 1, 2011, 6.40%                                          63       73
  Due May 1, 2015, 8.00%                                            35       36
  Due August 1, 2015, 8.20%                                        185      190
  Due August 1, 2015, 8.45%                                         23       24
Fixed and amortizing advances at various rates with final
  maturities ranging from July 2003 to March 2012.               1,866      988
Notes payable:
  Northern Trust Co., monthly interest payments through May
    1997, monthly principal payments of $83 plus interest
    beginning June 30, 1997 through April 30, 2003 with a
    final balloon payment of $9,083 due May 30, 2003, 8.10%.    14,417   15,000
  Norlease, Inc., quarterly interest payments of $68 through
    July 27, 1997, quarterly principal and interest payments
    of $111 through July 27, 2002, final balloon payment due
    July 27, 2002, 7.74%, collateralized by equipment.           3,457    3,500
  Norlease, Inc., monthly principal and interest payments of
    $16 through June 30, 2003, final balloon payment due
    June 30, 2003, 8.61%, collateralized by equipment.           1,196    1,285
  Norlease, Inc., installment notes maturing on various
    dates through 2003 at interest rates ranging from 6.29%
    to 8.16%, collateralized by equipment.                       3,171    3,184
  Norlease, Inc., quarterly principal and interest beginning
    June 30, 1997, payments through March 30, 2003, 7.87%,
    collateralized by an investment in a leveraged lease.        1,756       --
  Norlease, Inc., monthly principal payments beginning
    January 30, 1997 through January 30, 2003, 7.94%,
    collateralized by an investment in a leveraged lease.        1,722       --
  Cole-Taylor Bank, quarterly principal payments of $63
    through 2001, 8.50% and 8.25% at December 31, 1997 and
    1996, respectively collateralized by bank stock              1,016    1,266
  Fifth Third Bank, semi-annual interest payments due
    December 31, 1997, 8.25%                                        --    1,500
  Other                                                            150      237
-------------------------------------------------------------------------------
                                                              $112,537  $69,599
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

The Federal Home Loan Bank advances are collateralized by a blanket collateral agreement on qualified mortgage loans.

The terms of the loan agreement with Northern Trust Company require the Corporation to maintain certain financial ratios and comply with certain restrictions. These include, maintenance of minimum consolidated capital levels, limits on debt and guarantees of debt by the Corporation, restrictions on the ratio of consolidated non-performing assets to total loans and of the consolidated allowance for loan and lease losses to total non-performing loans, and certain other restrictions. Management believes the Corporation has complied with all of the covenants of this loan agreement.

Aggregate maturities required on other borrowings at December 31, 1997 are due in future years as follows:

1998                                                                    $ 46,434
1999                                                                      20,348
2000                                                                       7,494
2001                                                                       3,597
2002                                                                      14,116
Later years                                                               20,548
--------------------------------------------------------------------------------
                                                                        $112,537
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

NOTE 14.  CAPITAL RATIOS

The Corporation and its subsidiary banks are subject to various regulatory capital requirements administered by federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a materially adverse effect on the Corporation's financial condition. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, a bank must

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS,
CONTINUED
(DOLLAR AMOUNTS OTHER THAN SHARE DATA IN THOUSANDS)

NOTE 14.  CAPITAL RATIOS, CONTINUED

meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Corporation and subsidiary banks to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997, that the Corporation and its subsidiary banks met all capital adequacy requirements to which they were subject.

As of December 31, 1997, the most recent notification from the federal and state regulatory agencies categorized each of the subsidiary banks as well capitalized under the regulatory framework for prompt corrective action. The banks must maintain the minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the categorization of any of the subsidiary banks.

The following table presents the actual capital amounts and ratios for the Corporation and its bank subsidiaries which have assets in excess of ten percent of consolidated assets:

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS,
CONTINUED
(DOLLAR AMOUNTS OTHER THAN SHARE DATA IN THOUSANDS)

NOTE 14.  CAPITAL RATIOS, CONTINUED

                                                                     TO BE WELL
                                                                     CAPITALIZED
                                                                        UNDER
                                                   MINIMUM RATIOS      PROMPT
                                                    FOR CAPITAL      CORRECTIVE
                                                      ADEQUACY         ACTION
                                      ACTUAL         PURPOSES:       PROVISIONS:
----------------------------------------------------------------------------------
                                   AMOUNT   RATIO  AMOUNT   RATIO   AMOUNT   RATIO
----------------------------------------------------------------------------------
As of December 31, 1997:
  Total Capital (to Risk
    Weighted Assets)
    Consolidated                  $163,939  14.55%  $90,129  8.0%  $112,661  10.0%
    National City Bank              41,916  11.28%   29,720  8.0%    37,150  10.0%

  Tier I Capital (to Risk
    Weighted Assets)
    Consolidated                  $153,352  13.61%  $45,064  4.0%  $ 67,597   6.0%
    National City Bank              40,244  10.83%   14,860  4.0%    22,290   6.0%

  Tier I Capital (to Average
    Assets)
    Consolidated                  $153,352   9.71%  $63,157  4.0%  $ 78,947   5.0%
    National City Bank              40,244   8.22%   19,590  4.0%    24,489   5.0%

                                                                     TO BE WELL
                                                                     CAPITALIZED
                                                                        UNDER
                                                   MINIMUM RATIOS      PROMPT
                                                    FOR CAPITAL      CORRECTIVE
                                                      ADEQUACY         ACTION
                                      ACTUAL         PURPOSES:       PROVISION:
-----------------------------------------------------------------------------------
                                    AMOUNT   RATIO  AMOUNT   RATIO   AMOUNT   RATIO
-----------------------------------------------------------------------------------
As of December 31, 1996:
  Total Capital (to Risk
    Weighted Assets)
    Consolidated                  $158,500  15.77% $80,386   8.0%  $100,483  10.0%
    National City Bank              36,519  11.88% 24,597    8.0%    30,747  10.0%
    Lincolnland Bank                11,836  13.33%  7,101    8.0%     8,876  10.0%

  Tier I Capital (to Risk
    Weighted Assets)
    Consolidated                  $148,952  14.82% $40,193   4.0%  $ 60,290   6.0%
    National City Bank              35,235  11.46% 12,299    4.0%    18,448   6.0%
    Lincolnland Bank                10,726  12.08%  3,551    4.0%     5,326   6.0%

  Tier I Capital (to Average
    Assets)
    Consolidated                  $148,952  10.59% $57,937   4.0%  $ 72,422   5.0%
    National City Bank              35,235   8.55%  16,484   4.0%    20,605   5.0%
    Lincolnland Bank                10,726   8.98%   4,776   4.0%     5,970   5.0%

NOTE 15.  INCENTIVE STOCK OPTION PLAN

In 1995, the Corporation's board of directors approved a fixed Incentive
Stock Option Plan (Plan) which was approved by shareholders in 1996. The Plan currently reserves 554,523 shares of common stock for issuance upon the exercise of options granted as incentive awards to key employees of the Corporation. Awards may be incentive stock options or non-qualified stock options. All options granted under the Plan are required to be exercised within ten years of the date granted. The exercise price of options granted under the Plan cannot be less than the fair market value of the common stock on the date of grant.

Grants under the Plan are accounted for following APB Opinion No. 25 and related Interpretations. Accordingly, no compensation cost has been recognized for grants under the Plan. Compensation expense of $234, $54, and $0 was recognized for tax purposes in 1997, 1996, and 1995, respectively. Had compensation cost for the Plan been determined based on the grant date fair values of awards (the method described in FASB Statement No. 123), reported net income and earnings per common share would have been reduced to the pro forma amounts shown below.

                                                       1997     1996     1996
--------------------------------------------------------------------------------
Net income:
  As reported                                         $23,583  $21,229  $18,740
  Pro forma                                            22,566   20,469   18,619

Earnings per share:
  Basic
    As reported                                       $  1.76  $  1.57  $  1.36
    Pro forma                                            1.68     1.51     1.35
  Diluted
    As reported                                       $  1.74  $  1.56  $  1.36
    Pro forma                                            1.66     1.51     1.35

A summary of the status of the Plan, adjusted for all stock dividends and the stock split in 1996, as of December 31, 1997 and 1996, and changes during the year ending on those dates is presented below:

                                                1997                             1996                             1995
---------------------------------------------------------------------------------------------------------------------------------
                                               WEIGHTED AVERAGE                 Weighted Average                 Weighted Average
                                      SHARES     EXERCISE PRICE        Shares     Exercise Price        Shares     Exercise Price
---------------------------------------------------------------------------------------------------------------------------------
Options outstanding,
  beginning of the year               413,103            $19.40       328,851              $17.48        39,445           $  5.51
Options granted                       118,764             40.14        97,020               25.62       289,406             19.11
Options exercised                      49,678             13.81        12,768               17.28             -                 -
Options forfeited                       6,615             25.62             -                   -             -                 -
---------------------------------------------------------------------------------------------------------------------------------
Options outstanding, end of year      475,574            $25.08       413,103              $19.40       328,851           $ 17.48
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
Options exercisable                   309,218            $20.00       208,071              $17.65             -                 -
Weighted-average fair value of
  options granted during the year               $14.72                           $7.94                            $5.65

The following table summarizes information about stock options outstanding at December 31, 1997.

             Options Outstanding                 Options Exercisable
--------------------------------------------------------------------
                             Weighted Average
Exercise          Number            Remaining                 Number
   Price     Outstanding     Contractual Life            Exercisable
--------------------------------------------------------------------
  $19.11         248,606                  7.8                194,600
   25.62          90,405                  8.8                 90,405
   41.90         112,350                  9.8                      -
    4.52           9,621                  1.0                  9,621
    5.43           1,764                  1.0                  1,764
    5.83           6,414                  1.0                  6,414
    9.34           6,414                  1.0                  6,414
--------------------------------------------------------------------
                 475,574                  8.1                309,218
--------------------------------------------------------------------
--------------------------------------------------------------------

Generally accepted accounting principles provide for the use of the Black-Scholes option pricing model to estimate the fair value of options which have no vesting restrictions. This model requires the use of subjective assumptions, including expected stock price volatility. As a result, management believes the Black-Scholes valuation model may not necessarily provide the best single measure of option value.

The fair value of the stock options granted under the Plan has been estimated using the Black-Scholes option pricing model with the following weighted average assumptions.

                                         1997                1996              1995
-----------------------------------------------------------------------------------
Number of options granted             118,764              97,020           289,406
Risk-free interest rate                  5.86%               6.42%             6.08%
Expected life, in years                    10                  10                10
Expected volatility                     21.50%              16.41%            14.65%
Expected dividend yield                  1.71%               2.10%             1.99%
Estimated fair value per option        $14.72               $7.94             $5.65

NOTE 16.    DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

The following table reflects a comparison of the carrying amounts and fair values of financial instruments of the Corporation and its subsidiary banks at December 31:

                                      1997                         1996
--------------------------------------------------------------------------------
                           CARRYING          FAIR        Carrying           Fair
                             AMOUNT         VALUE          Amount          Value
--------------------------------------------------------------------------------
Assets:
  Cash and short-term
     investments         $   64,844    $   64,844      $   61,817     $   61,817
  Securities                356,431       356,580         351,966        354,260
  Loans - net of
     allowance            1,092,963     1,115,206         980,296        989,823
  Accrued interest
     receivable              16,105        16,105          15,258         15,258
Liabilities:
  Deposits                1,226,123     1,233,555       1,159,639      1,159,587
  Short-term borrowings      77,241        77,241          68,207         68,207
  Other borrowings          112,537       110,498          69,599         67,053
  Accrued interest
     payable                  6,272         6,272           5,883          5,883

The above fair value information was derived using the information described below for the groups of instruments listed. It should be noted the fair values disclosed in this table do not represent market values of all assets and liabilities of the Corporation and, thus, should not be interpreted to represent a market or liquidation value for the Corporation. In addition, the carrying value for loans above differs from that reported elsewhere due to the exclusion of leases receivable of $17,807 and $12,331 in 1997 and 1996, respectively.

CASH AND SHORT-TERM INVESTMENTS
Cash and short-term investments include cash and due from banks, short-term money market investments, interest-bearing deposits in banks, and federal funds sold. For cash and short-term investments, the carrying amount is a reasonable estimate of fair value.

SECURITIES
For securities, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS,
CONTINUED
(DOLLAR AMOUNTS OTHER THAN SHARE DATA IN THOUSANDS)

NOTE 16.  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS,
CONTINUED

estimated using quoted market prices for similar securities. Fair values for nonmarketable equity securities are equal to cost as there is no readily determinable fair value. Carrying amount of accrued interest receivable approximates fair value.

LOANS
For certain homogeneous categories of loans, such as some residential mortgages, fair value is estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. Carrying amount of accrued interest receivable approximates fair value.

DEPOSITS
The fair value of demand deposits, savings accounts, money market deposits, and variable rate certificates of deposit is the amount payable on demand at the reporting date. The fair value of other time deposits is estimated using the rates currently offered for deposits of similar remaining maturities. Carrying amount of accrued interest payable approximates fair value.

SHORT-TERM DEBT
Rates currently available to the Corporation for debt with similar terms and remaining maturities are used to estimate fair value of existing debt. These instruments adjust on a periodic basis and thus the carrying amount represents fair value. Carrying amount of accrued interest payable approximates fair value.

LONG-TERM DEBT
Rates currently available for debt with similar terms and maturities are used to estimate fair value of existing debt. Carrying amount of accrued interest payable approximates fair value.

COMMITMENTS TO EXTEND CREDIT AND STANDBY LETTERS OF CREDIT
The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of guarantees and letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date.
Because all commitments and standby letters of credit reflect current fees and interest rates, no unrealized gains or losses are reflected in the summary of fair values.

NOTE 17.  COMMITMENTS, CONTINGENCIES, AND CREDIT RISK

Most of the business activity of the Corporation and its subsidiaries is conducted with customers located in the immediate geographical area of their offices. These areas are comprised of Southwestern Indiana, Western Kentucky, and Southeastern Illinois. The Corporation maintains a diversified loan portfolio which contains no concentration of credit risk from borrowers engaged in the same or similar industries exceeding 10% of total loans.

The Corporation and its subsidiaries evaluate each credit request of their customers in accordance with established lending policies. Based on these evaluations and the underlying policies, the amount of required collateral (if any) is established. Collateral held varies but may include negotiable instruments, accounts receivable, inventory, property, plant and equipment, income producing properties, residential real estate, and vehicles. The lenders' access to these collateral items is generally established through the maintenance of recorded liens or, in the case of negotiable instruments, possession.

The Corporation and its subsidiaries are parties to legal actions which arise in the normal course of their business activities. In the opinion of management, the ultimate resolution of these matters is not expected to have a materially adverse effect on the financial position or on the results of operations of the Corporation and its subsidiaries.

The Corporation is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The contractual or notional amounts of those instruments reflect the extent of involvement the Corporation has in particular classes of financial instruments.

The Corporation's exposure to credit loss, in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit, is represented by the contractual notional amount of those instruments. The Corporation uses the same credit policies in making commitments and conditional obligations as it does for other on-balance sheet instruments. Financial instruments whose contract amounts represent credit risk at December 31, 1997 follows:

                                                                             Range of Rates
                   Variable Rate        Fixed Rate                 Total       on Fixed Rate
                      Commitment        Commitment            Commitment         Commitments
-------------------------------------------------------------------------------------------
Commitments
  to extend credit      $118,645           $59,619              $178,264        5.40%-20.00%
Standby letters
  of credit                    -                 -                14,217

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

Standby letters of credit written are conditional commitments issued by the banks to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

The Corporation does not engage in the use of interest rate swaps, futures, forwards, or option contracts.

NOTE 18.  DIVIDEND REINVESTMENT PLAN

The Corporation established a Dividend Reinvestment Plan for its shareholders in 1989. The plan provides participating shareholders a method of investing their cash dividends in the Corporation's common stock without payment of any brokerage commission, service charge, or other expense. In addition, participating shareholders may also invest up to $10,000 per calendar quarter in the Corporation's common stock through the optional cash payment feature of the plan.

The plan permits the issuance of previously authorized and unissued shares or the repurchase of outstanding shares for reissuance. As of December 31, 1997, 48,925 shares of authorized but unissued common stock were reserved for plan requirements.

NOTE 19.  EMPLOYEE RETIREMENT PLANS

The Corporation maintained a noncontributory pension plan in which substantially all full-time employees were eligible to participate upon the completion of one year of service. No contribution or funding by the Corporation was required in any of the years reported here. The assets of the pension plan primarily consist of corporate obligations and equity securities. The plan does not hold any equity securities of the Corporation. The plan was curtailed effective December 31, 1997.

In establishing the amounts reflected in the financial statements, the following significant assumption rates were used:

                                           1997            1996          1995
----------------------------------------------------------------------------------
Discount rate                              7.5%            7.5%          7.5%
Increase in compensation rate              5.0%            5.0%          5.0%
Expected long-term rate of return          9.0%            9.0%          9.0%

The following summary reflects the plan's funded status and the amounts reflected on the Corporation's financial statements. Actuarial present values of enefit obligations at December 31 are:

                                             1997             1996          1995
----------------------------------------------------------------------------------
Accumulated benefit obligation
  including vested benefits of
  $5,309, $3,899, and $11,350
  in 1997, 1996, and 1995                  $(11,350)        $(6,005)       $(4,420)
Effects of projected future
  compensation levels                           N/A          (2,647)        (2,000)
----------------------------------------------------------------------------------
Projected benefit obligation
  for service rendered to date              (11,350)         (8,652)        (6,420)
Plan assets at fair value                    13,550          12,400         10,856
----------------------------------------------------------------------------------
Plan assets in excess of
  projected benefit obligation                2,200           3,748          4,436
Unrecognized net loss (gain)
  from past experience
  different from that assumed
  and effects of changes in
  assumptions                                     -             170           (494)
Prior service cost not yet
  recognized in net periodic
  pension cost                                    -            (261)          (108)
Unrecognized net asset at
  January 1, 1987, being
  recognized over 11.11
  years from that date                            -            (259)          (347)
----------------------------------------------------------------------------------
     Prepaid pension cost
        included in other assets           $  2,200         $ 3,398       $  3,487
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------

Net periodic pension cost (credit) included the following comnponents for the years ended December 31:

                                             1997            1996            1995
----------------------------------------------------------------------------------
Service cost-benefits
  earned during the period                $   836          $   812         $   618
Interest cost on projected
  benefit obligation                          633              590             456
Return on assets                           (1,911)          (1,300)         (2,789)
Net amortization and deferral                 574              (13)          1,758
Curtailment effect                          1,066                -               -
----------------------------------------------------------------------------------
  Net periodic pension
    cost (credit)                         $ 1,198          $    89         $    43
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------

The Corporation also maintains a savings and profit-sharing plan for substantially all full-time employees who have completed one year of service. Employees may voluntarily contribute to the plan. The Corporation's contribution to the plan, which is subject to the discretion of the Board of Directors, cannot exceed 7% of the net income before income taxes. Corporate contributions were $1,675, $1,531, and $1,461during 1997, 1996, and 1995, respectively.

United Financial Bancorp, Inc. had a Stock Option Plan and a Management Recognition and Retention Plan for its directors and officers. The cost of the shares awarded under the retention plan was amortized using an accelerated method over vesting periods. These plans were terminated when the Corporation acquired this subsidiary.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS,
CONTINUED
(DOLLAR AMOUNTS OTHER THAN SHARE DATA IN THOUSANDS)

NOTE 19.  EMPLOYEE RETIREMENT PLANS, CONTINUED

As the result of previous mergers and subsequent amendment of the Corporation's pension and profit-sharing plans to include employees of the other subsidiaries, retirement plans previously maintained by those subsidiaries have been terminated or frozen.

The plans have been amended to comply with requirements of the Employee Retirement Income Security Act of 1974 and the Tax Reform Act of 1986.

NOTE 20.    UNAUDITED INTERIM FINANCIAL DATA

The following table reflects summarized quarterly data for the periods described (unaudited):

                                                     1997
-------------------------------------------------------------------------------
                             DECEMBER       SEPTEMBER         JUNE       MARCH
                                   31              30           30          31
-------------------------------------------------------------------------------
Interest income             $  31,137        $ 30,935      $29,888   $  28,439
Interest expense               14,199          14,170       13,433      12,514
-------------------------------------------------------------------------------
  Net interest income          16,938          16,765       16,455      15,925
Provision for loan losses         658             757          266         504
Noninterest income              3,145           3,110        2,924       3,035
Noninterest expense            12,119          10,479       10,264       9,897
-------------------------------------------------------------------------------
Income before income taxes      7,306           8,639        8,849       8,559
Provision for income taxes      1,754           2,652        2,686       2,678
-------------------------------------------------------------------------------
  Net income                 $  5,552        $  5,987     $  6,163    $  5,881
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Earnings per share - Basic   $   0.41        $   0.45     $   0.46    $   0.44
Earnings per share - Diluted $   0.41        $   0.44     $   0.46    $   0.43



                                                     1996
-------------------------------------------------------------------------------
                             December       September         June       March
                                   31              30           30       31
-------------------------------------------------------------------------------
Interest income              $ 28,543        $ 27,905     $ 27,000    $ 26,707
Interest expense               12,522          12,104       11,812      11,801
-------------------------------------------------------------------------------
  Net interest income          16,021          15,801       15,188      14,906
Provision for loan losses       1,905             546          332         451
Noninterest income              3,099           2,622        2,539       2,470
Noninterest expense             9,856          10,028        9,231       9,108
-------------------------------------------------------------------------------
Income before income taxes      7,359           7,849        8,164       7,817
Provision for income taxes      2,058           2,592        2,684       2,626
-------------------------------------------------------------------------------
  Net income                 $  5,301        $  5,257     $  5,480    $  5,191
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Earnings per share - Basic   $   0.39        $   0.39     $   0.41    $   0.38
Earnings per share - Diluted $   0.39        $   0.39     $   0.40    $   0.38


NOTE 21.    SUBSEQUENT EVENTS

The Corporation's subsidiary, First Kentucky Bank, purchased the former Mayfield, Kentucky, Branch Office of Republic Bank & Trust Company on January 8, 1998. First Kentucky assumed $65,639 in deposit liabilities in consideration of a deposit premium of $4,601. First Kentucky also purchased the office facility and certain loans of the Branch.

On December 1, 1997, the Corporation entered into a definitive agreement to purchase 100% of the common stock of Vernois Bancshares, Inc. in a cash transaction. As of December 31, 1997, Vernois Bancshares, Inc.'s wholly-owned subsidiary, Bank of Illinois in Mt. Vernon, had assets of $163,450 and equity of $13,040. The transaction will be accounted for as a purchase, and the excess of cost over the fair value of net assets acquired will be amortized over 25 years using the straight-line method. The transaction was consummated on March 6, 1998.

On February 12, 1998, the Corporation entered into a definitive agreement to acquire Trigg Bancorp, Inc. in a transaction to be accounted for as a pooling of interests. The Corporation issued 736,278 shares of its common stock for all outstanding shares of Trigg Bancorp. Trigg Bancorp is the parent of the Trigg County Farmers Bank, Cadiz, Kentucky. As of December 31, 1997, Trigg County Farmers Bank had assets of $96,371, deposits of $72,296, and equity of $8,122. The transaction was consummated on August 31, 1998.

On March 9, 1998, the Corporation entered into a definitive agreement to acquire Community First Financial, Inc., Maysville, Kentucky, in a transaction to be accounted for as a pooling of interests. The Corporation issued 1,441,762 shares of its common stock for all outstanding shares of Community First Financial, Inc. Community First Financial, Inc., is the parent of Community First Bank, N.A., Maysville, Kentucky, and Community First Bank of Kentucky, Warsaw, Kentucky. As of December 31, 1997, the two banks had total assets of $130,226, total deposits of $114,420, and total equity of $12,781. The transaction was consummated on August 31, 1998.

On May 21, 1998, the Corporation entered into a definitive agreement to acquire 1st Bancorp Vienna, Inc., in a transaction to be accounted for as a pooling of interests. The Corporation will issue approximately 289,000 shares of its common stock for all of the outstanding shares of 1st Bancorp Vienna. 1st Bancorp Vienna is the parent of First State Bank of Vienna, Vienna, Illinois. As of December 31, 1997, First State Bank had total assets of $38,670, deposits of $33,377, and equity of $4,833. The transaction, which is subject to shareholder and regulatory approval, is anticipated to close during the third or fourth quarter of 1998.

On May 22, 1998, the Corporation entered into a definitive agreement to acquire Princeton Federal Bank, fsb, in a transaction to be accounted for as a pooling of interests. The Corporation will issue approximately 201,000 shares of its common stock for all of the outstanding shares of Princeton Federal. Princeton Federal Bank, fsb, is the parent of Princeton Federal Bank, Princeton, Kentucky. As of September 30, 1997, Princeton Federal had total assets of $31,711, deposits of $22,373, and equity of $4,232. The transaction, which is subject to shareholder and regulatory approval, is anticipated to close during the third or fourth quarter of 1998.

On June 30, 1998, the Corporation entered into a definitive agreement to acquire Commonwealth Commercial Corporation, in a transaction to be accounted for as a pooling of interests. The Corporation will issue approximately 209,000 shares of its common stock for all of the outstanding shares of Commonwealth Commercial Corporation. Commonwealth Commercial Corporation is the parent of Bank of Crittenden, Crittenden, Kentucky. As of December 31, 1997, Bank of Crittenden had total assets of $25,286, deposits of $21,437, and equity of $2,528. The transaction, which is subject to shareholder and regulatory approval, is anticipated to close during the fourth quarter of 1998.

On July 9, 1998, the Corporation entered into a definitive agreement to acquire Downstate Banking Co., in a transaction to be accounted for as a pooling of interests. The Corporation will issue approximately 101,250 shares of its common stock for all of the outstanding shares of Downstate Banking Co. Downstate Banking Co. is the parent of the Downstate National Bank, Brookport, Illinois. As of December 31, 1997, the Downstate National Bank had total assets of $21,983, deposits of $19,773, and equity of $2,049. The transaction, which is subject to shareholder and regulatory approval, is anticipated to close during the fourth quarter of 1998.

On July 14, 1998, the Corporation entered into a definitive agreement to acquire Progressive Bancshares, Inc., in a transaction to be accounted for as a pooling of interests. The Corporation will issue approximately 975,700 shares of its common stock for all of the outstanding shares of Progressive Bancshares, Inc. Progressive Bancshares, Inc., is the parent of The Progressive Bank, National Association, which has four offices in Lexington, Lawrenceburg and Owingsville, Kentucky. As of December 31, 1997, the Progressive Bank had total assets of $144,203, deposits of $123,296, and equity of $11,104. The transaction, which is subject to shareholder and regulatory approval, is anticipated to close during the fourth quarter of 1998.

On April 21, 1998, the Corporation entered into a definitive agreement to acquire Hoosier Hills Financial Corporation ("HHFC"), the holding company for The Ripley County Bank ("RCB"), an Indiana banking corporation, which has offices in Milan, Osgood, and Versailles, Indiana. The agreement relates to the acquisition of HHFC in a merger transaction in which approximately 730,000 shares of the Corporation's common stock would be issued. As of December 31, 1997, RCB had total assets of $109 million, net loans of $86.4 million, total deposits of $85.7 million and total shareholders' equity of $7.0 million. The acquisition is subject to the approval of the shareholders of HHFC and the Federal Reserve. The acquisition is expected to qualify for the pooling of interests method of accounting. The parties expect to close the merger in the fourth quarter of 1998.

NOTE 22.    FINANCIAL INFORMATION OF PARENT COMPANY

The principal source of income for National City Bancshares, Inc. is dividends from its subsidiary banks. Banking regulations impose restrictions on the ability of subsidiaries to pay dividends to the Corporation. The amount of dividends that could be paid is further restricted by management to maintain prudent capital levels.

Condensed financial data for National City Bancshares, Inc. (parent company only) follows:

CONDENSED STATEMENTS OF FINANCIAL POSITION


                                           1997                1996
--------------------------------------------------------------------------
ASSETS
Cash and cash equivalents              $     4,947          $   13,260
Investment in subsidiaries                 172,503             142,522
Securities available for sale                  151                 281
Nonmarketable equity securities                388                 548
Note receivable                                243                 300
Property and equipment                       1,021                 955
Deferred income taxes                            -                  37
Other assets                                 3,923               2,200
--------------------------------------------------------------------------
TOTAL ASSETS                           $   183,176          $  160,103
--------------------------------------------------------------------------
--------------------------------------------------------------------------

LIABILITIES
Other borrowings                       $       136          $      215
Dividends payable                            1,931               1,698
Deferred income taxes                          859                   -
Other liabilities                              819                 673
--------------------------------------------------------------------------
  Total liabilities                          3,745               2,586
--------------------------------------------------------------------------

SHAREHOLDERS' EQUITY
Common stock                                13,454              12,957
Capital surplus                             83,295              61,116
Retained earnings                           78,550              83,434
Unrealized gain (loss) on securities
  available for sale                         4,132                  10
  Total shareholders' equity               179,431             157,517
--------------------------------------------------------------------------
TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY                   $   183,176          $  160,103
--------------------------------------------------------------------------
--------------------------------------------------------------------------


CONDENSED STATEMENTS OF INCOME

                                             1997           1996         1995
-------------------------------------------------------------------------------
Dividends from subsidiaries                $20,560        $32,900      $12,496
Other income                                 5,380          3,456        2,662
-------------------------------------------------------------------------------
  Total income                              25,940         36,356       15,158
-------------------------------------------------------------------------------
Interest expense                                10              6            -
Other expenses                               6,776          3,710        3,258
-------------------------------------------------------------------------------
  Total expenses                             6,786          3,716        3,258
-------------------------------------------------------------------------------
Income before income taxes
  and equity in undistributed
  earnings of subsidiaries                  19,154         32,640       11,900
Income tax benefit                            (503)           (20)        (274)
-------------------------------------------------------------------------------
Income before equity in undistributed
  earnings of subsidiaries                  19,657         32,660       12,174
Equity in undistributed earnings
  of subsidiaries                            3,926        (11,431)       6,566
-------------------------------------------------------------------------------
Net income                                 $23,583        $21,229      $18,740
-------------------------------------------------------------------------------



CONDENSED STATEMENTS OF CASH FLOWS


                                                            1997              1996              1995
------------------------------------------------------------------------------------------------------
CASH FLOWS FROM
OPERATING ACTIVITIES
Net income                                                $23,583             $21,229        $18,740
Adjustments to reconcile net
  income to net cash provided by
  operating activities:
     Depreciation and amortization                            517                 482            451
     Undistributed earnings of
       subsidiaries                                        (3,926)             11,431         (6,566)
     Securities losses (gains)                               (479)                  1            (18)
     Increase (decrease) in deferred taxes                    847                 (38)           (64)
Changes in assets and liabilities:
  (Increase) decrease in other assets                      (2,045)               (113)          (207)
  Increase (decrease) in other liabilities                    146                  (3)           191
------------------------------------------------------------------------------------------------------
     Net cash flows provided by
        operating activities                               18,643              32,989         12,527
------------------------------------------------------------------------------------------------------

CASH FLOWS FROM
INVESTING ACTIVITIES
Proceeds from maturities of
  securities available for sale                                 -                 434            250
Proceeds from sales of securities
  available for sale                                          923                   -            118
Proceeds from sales of
  nonmarketable equity securities                             804                   -              -
Purchase of securities
  available for sale                                         (650)                  -           (340)
Purchase of nonmarketable
  equity securities                                          (185)                (11)          (537)
(Disbursements) and repayments
  on notes receivable                                          57                 381           (381)
Capital expenditures                                         (459)               (555)          (446)
Proceeds from sale of premises
  and equipment                                                17                   -              -
Investment in subsidiaries                                 (6,947)            (13,817)        (1,002)
(Increase) decrease in securities
  purchased under agreements to resell                          -              10,000         (6,900)
------------------------------------------------------------------------------------------------------
     Net cash flows provided by
     (used in) investing activities                        (6,440)             (3,568)        (9,238)
------------------------------------------------------------------------------------------------------

CASH FLOWS FROM
FINANCING ACTIVITIES
Dividends paid                                             (6,509)             (5,589)        (3,957)
Proceeds from other borrowings                                  -                 244              -
Payments on other borrowings                                  (79)                (29)             -
Repurchase of common stock                                (16,198)            (12,890)          (863)
Sale of common stock                                        1,705               1,653          1,036
Proceeds from exercise of stock options                       565                 213
------------------------------------------------------------------------------------------------------
     Net cash flows (used in)
     financing activities                                 (20,516)            (16,398)        (3,784)
------------------------------------------------------------------------------------------------------
Net increase (decrease) in
  cash and cash equivalents                                (8,313)             13,023           (495)
Cash and cash equivalents
  at beginning of year                                     13,260                 237            732
------------------------------------------------------------------------------------------------------
Cash and cash equivalents
  at end of year                                         $  4,947             $13,260      $     237

------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
SUPPLEMENTAL DISCLOSURE
OF NONCASH INVESTING
ACTIVITIES
Change in unrealized gain (loss) on
  securities available for sale, net                     $  4,122            $   (687)      $  3,470
Common stock issued in
  acquisition of subsidiary                                15,949                   -          2,442
